UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2023
Vallon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
(Address of principal executive offices and zip code)
(267) 207-3606
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On April 21, 2023, pursuant to that Agreement and Plan of Merger, dated as of December 13, 2022, as amended on February 17, 2023 (the “Merger Agreement”), by and among GRI Bio, Inc., formerly known as Vallon Pharmaceuticals, Inc. (the “Company”), GRI Operations, Inc., formerly known as GRI Bio, Inc., a Delaware corporation (“GRI”), and Vallon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub was merged with and into GRI (the “Merger”), with GRI surviving the Merger as a wholly owned subsidiary of the Company. In connection with the Merger, and prior to the effective time of the Merger (the “Effective Time”), the Company effected a reverse stock split of the Company’s common stock at a ratio of 1-for-30 (the “Reverse Split”). Unless otherwise noted, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Split. Also, in connection with the closing of the Merger (the “Closing”), the Company amended its certificate of incorporation and bylaws to change its name from “Vallon Pharmaceuticals, Inc.” to “GRI Bio, Inc.”
At the Effective Time:
(a)Each share of GRI’s common stock (“GRI Common Stock”) outstanding immediately prior to the Effective Time, including any shares of GRI Common Stock issued pursuant to the Pre-Merger Financing (as defined below) automatically converted solely into the right to receive a number of shares of the Company’s common stock (“Company Common Stock”) equal to 0.0374 (the “Exchange Ratio”).
(b)Each option to purchase shares of GRI Common Stock (each, a “GRI Option”) outstanding and unexercised immediately prior to the Effective Time under the GRI Bio, Inc. 2015 Equity Incentive Plan (the “GRI Plan”), whether or not vested, converted into and became an option to purchase shares of Company Common Stock, and the Company assumed the GRI Plan and each such GRI Option in accordance with the terms of the GRI Plan (the “Assumed Options”). The number of shares of Company Common Stock subject to each Assumed Option was determined by multiplying (i) the number of shares of GRI Common Stock that were subject to such GRI Option, as in effect immediately prior to the Effective Time, by (ii) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Company Common Stock. The per share exercise price for the Company Common Stock issuable upon exercise of each Assumed Option was determined by dividing (A) the per share exercise price of such Assumed Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting per share exercise price up to the nearest whole cent. Any restriction on the exercise of any Assumed Option continued in full force and effect and the term, exercisability, vesting schedule, and any other provisions of such Assumed Option otherwise remained unchanged.
(c)Each warrant to purchase shares of GRI Common Stock outstanding immediately prior to the Effective Time other than the Bridge Warrants (as defined below) (the “GRI Warrants”), was assumed by the Company and converted into a warrant to purchase Company Common Stock (the “Assumed Warrants”) and thereafter (i) each Assumed Warrant became exercisable solely for shares of Company Common Stock; (ii) the number of shares of Company Common Stock subject to each Assumed Warrant was determined by multiplying (A) the number of shares of GRI Common Stock that were subject to such GRI Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Company Common Stock; (iii) the per share exercise price for the Company Common Stock issuable upon exercise of each Assumed Warrant was determined by dividing (A) the exercise price per share of the GRI Common Stock subject to such GRI Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent. The foregoing description of the Assumed Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Assumed Warrants that were filed as Exhibits 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 to the Registration Statement filed with the SEC on December 23, 2022 and the amendments to the Assumed Warrants that were filed as Exhibits 4.17 and 4.18 to the amended Registration Statement filed with the SEC on January 27, 2023 and incorporated herein by reference.
(d)The Bridge Warrants were exchanged for warrants (the “Exchange Warrants”) to purchase an aggregate of 421,589 shares of Company Common Stock. The Exchange Warrants contain substantively similar terms to the Bridge Warrants, and have an initial exercise price equal to $14.73 per share.
(e)All rights with respect to GRI restricted stock awards were assumed by the Company and converted into Company restricted stock awards with the number of shares subject to each restricted stock award multiplied by the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Company Common Stock. The term, exercisability, vesting schedule and other provisions of the GRI restricted stock awards otherwise remained unchanged.
Immediately following the Effective Time, there were approximately 2,957,093 shares of Company Common Stock outstanding, the former stockholders of GRI (including the Investor (as defined below)) owned, or held rights to acquire, in the aggregate approximately 85% of the outstanding Company Common Stock and the Company’s stockholders immediately prior to the Merger owned approximately 15% of the outstanding Company Common Stock.

The shares of Company Common Stock, previously trading on the Nasdaq Capital Market through the close of business on April 21, 2023 under the ticker symbol “VLON,” are expected to commence trading on the Nasdaq Capital Market, on a post-Reverse Split adjusted basis, under the ticker symbol “GRI” on April 24, 2023. The Company’s Common Stock is now represented by a new CUSIP number, 3622AW 106.
The issuance of the shares of Company Common Stock to the former stockholders of GRI, including the Investor, was registered with the SEC on a Registration Statement on Form S-4 (Reg. No. 333-268977) initially filed on December 23, 2022 (the “Registration Statement”). The issuance of the shares of Company Common Stock to holders of the Assumed Options will be registered with the SEC on a registration statement on Form S-8.
The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2022, and the full text of that certain amendment to the Merger Agreement that was filed as Exhibit 2.2 to the Company’s amended Registration Statement that was filed with the SEC on February 24, 2023, and is incorporated herein by reference.
Item 1.01. Entry into a Material Definitive Agreement.
To the extent required by this Item 1.01, the information contained in the Explanatory Note and Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
To the extent required by this Item 2.01, the information contained in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
To the extent required by this Item 3.03, the information contained in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.
At the virtual special meeting of the Company’s stockholders held on April 20, 2023 (the “Special Meeting”), the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (the “Restated Certificate”) to effect the Reverse Split (the “Stock Split Amendment”).
On April 20, 2023, the Company’s board of directors (the “Board”) approved the Reverse Split. On April 21, 2023, prior to the Effective Time, the Company filed the Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split. As a result of the Reverse Split, the number of issued and outstanding shares of Company Common Stock immediately prior to the Reverse Split was reduced to a smaller number of shares, such that every thirty (30) shares of Company Common Stock held by a stockholder immediately prior to the Reverse Split were combined and reclassified into one (1) share of Company Common Stock.
No fractional shares were issued in connection with the Reverse Split. Any fractional shares resulting from the Reverse Split were reclassified, and holders of fractional shares were entitled, upon surrender to the transfer agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on the Nasdaq Capital Market on April 20, 2023.
The Reverse Split did not result in a corresponding adjustment to the number of shares of Company Common Stock authorized. The Reverse Split has no effect on the par value of the common stock or authorized shares of preferred stock. Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, other than as a result of the rounding to eliminate fractional shares, as described in the preceding paragraph. The rights and privileges of the holders of shares of Company Common Stock will be unaffected by the Reverse Split.
The foregoing description of the Restated Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Certification of Incorporation of GRI Bio, Inc., as amended, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.
Item 4.01. Change in Registrant’s Certifying Accountant.
For accounting purposes, the Merger is treated as a reverse recapitalization and, as such, the historical financial statements of the accounting acquirer, GRI, which have been audited by Sadler, Gibb & Associates LLC (“Sadler”), will become the historical financial statements of the Company. In a reverse recapitalization, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

Immediately following the Effective Time, the Audit Committee of the Board approved the dismissal of EisnerAmper LLP (“EisnerAmper”) as the Company’s independent registered public accounting firm and engaged Sadler as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2023, which will reflect GRI as the accounting acquirer.
The reports of EisnerAmper on the Company’s financial statements for each of the two fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2022 and December 31, 2021 and the interim period between December 31, 2022 and the date of this report, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and EisnerAmper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of EisnerAmper, would have caused EisnerAmper to make reference to the subject matter of the disagreement in its reports.
In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2022 and December 31, 2021 and the interim period between December 31, 2022 and the date of this report, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).
The Company delivered a copy of this Current Report on Form 8-K to EisnerAmper and requested a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. A copy of EisnerAmper’s letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.
Item 5.01. Changes in Control of Registrant.
To the extent required by this Item 5.01, the information contained in the Explanatory Note and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Directors
In accordance with the Merger Agreement and effective as of the Effective Time, all of the Company’s directors other than David Baker resigned from the Board and any respective committees of the Board of which they were members. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.
Appointment of Directors
In accordance with the Merger Agreement and effective as of the Effective Time, the Board appointed W. Marc Hertz, Ph.D., David Szekeres, Roelof Rongen and Camilla V. Simpson, M.Sc. to the Board. David Baker, existing director, remained on the Board. Mr. Szekeres was appointed as the Chairperson of the Board.
Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Company’s newly appointed directors and any person pursuant to which they were elected. None of the Company’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Class Designations
Following the Merger, the classes of the Board are as follows:
•Class I Directors: David Baker
•Class II Directors: Roelof Rongen and Camilla V. Simpson, M.Sc.
•Class III Directors: W. Marc Hertz, Ph.D. and David Szekeres
The terms of the Company’s Class I, Class II, and Class III directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held in 2023, 2024, and 2025, respectively.
Biographical information for the newly appointed directors and disclosure regarding related party transactions involving GRI and the newly appointed directors are included in the Registration Statement under the sections titled “Management Following the Merger” and “Related Party Transactions of the Combined Company” and incorporated herein by reference.

Board Committees
In connection with the Closing, Mr. Szekeres (Chairperson), Ms. Simpson and Mr. Rongen were appointed to the Audit Committee of the Board; Ms. Simpson (Chairperson) and Mr. Szekeres were appointed to the Compensation Committee of the Board; and Mr. Rongen (Chairperson) and Ms. Simpson were appointed to the Nominating and Corporate Governance Committee of the Board.
Indemnification Agreements
In connection with the Closing, each of the Company’s directors and executive officers entered into the Company’s standard form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Resignation of Officers and Separation and Release Agreement
In accordance with the Merger Agreement and effective as of the Effective Time, all of the Company’s current executive officers other than Leanne Kelly resigned from the Company. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.
In connection with the resignation for David Baker, the Company and Mr. Baker entered into a Separation and Release Agreement on April 21, 2023 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement and his current employment agreement, Mr. Baker will receive continuation of his current salary for 18 months payable in accordance with the Company’s payroll practices and a lump sum payment equal to 150% of his target bonus within 15 days of execution of his release and certain COBRA benefits. Mr. Baker also agreed to reduce amounts payable with respect to certain future milestone payments as further described in the Separation Agreement. The forgoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.
Appointment of Principal Officers
In accordance with the Merger Agreement and an action of the Board at the Board meeting held on April 20, 2023, the Board appointed W. Marc Hertz, Ph.D. as the Company’s Chief Executive Officer (principal executive officer), Leanne Kelly as the Company’s Chief Financial Officer (principal financial and accounting officer), Vipin Kumar Chaturvedi, Ph.D. as the Company’s Chief Scientific Officer, and Albert Agro, Ph.D. as the Company's Chief Medical Officer, each effective as of the Closing and to hold office until his or her respective successor(s) shall have been duly elected and qualified or until his or her earlier resignation or removal.
There are no familial relationships among any of the Company’s newly appointed principal officers. None of the Company’s newly appointed principal officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Biographical information for the newly appointed officers and disclosure regarding related party transactions involving GRI and the newly appointed officers are included in the proxy statement/prospectus/information statement forming part of the Registration Statement under the sections titled “Management Following the Merger” and “Related Party Transactions of the Combined Company” and incorporated herein by reference.
GRI has entered into employment agreements with Dr. Hertz, Ms. Kelly and Dr. Chaturvedi providing for the employment of Dr. Hertz, Ms. Kelly and Dr. Chaturvedi as executive officers (collectively, the “Employment Agreements”) and a consulting agreement with Dr. Agro (the “Consulting Agreement”). The Employment Agreements include the following terms:
•an annual base salary of $375,000 for Dr. Hertz, $312,500 for Ms. Kelly and $312,500 for Dr. Chaturvedi, in each case, to be effective as of the Closing;
•an annual target cash bonus of 50% for Dr. Hertz, 20% for Ms. Kelly for the first year of the Term (as defined in the applicable Employment Agreement) and 35% for the following Terms, and 35% for Dr. Chaturvedi, in each case, to be effective as of the Closing;
•a bonus payment of $250,000 for Dr. Hertz and $100,000 for Ms. Kelly, which was paid upon the Closing; and
•in the case of Ms. Kelly, the grant of an option to purchase 750,000 shares of Company Common Stock, which will be granted within 180 calendar days following the Effective Date.
The Consulting Agreement includes the following terms:
•a monthly fee of $25,000 for Dr. Agro, provided that Dr. Agro provides consulting services for a minimum of 100 hours a month.

The Employment Agreements also provide that if the Company terminates the executive’s employment without “cause” or if the executive resigns his employment for “good reason,” each as defined in the Employment Agreements, the executive will be entitled to receive salary continuation and COBRA premium reimbursement (for 12 months in the case of Dr. Hertz and Ms. Kelly and nine months in the case of Dr. Chaturvedi) and equity vesting. In the case of a termination without cause or resignation for good reason that occurs during the period beginning three months before a “change in control” (as defined in the agreement) and ending 12 months thereafter, (a) these severance-related periods will be increased to 18 months in the case of Dr. Hertz and 12 months in the case of Ms. Kelly and Dr. Chaturvedi, (b) the equity award acceleration will apply in full to all of the executive’s outstanding time-based awards and (c) the executive will receive an additional payment equal to his target bonus.
The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements that were filed as Exhibits 10.40, 10.41 and 10.42 to the amended Registration Statement filed with the SEC on February 24, 2023 and incorporated herein by reference. The forgoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.
Amended and Restated 2018 Equity Incentive Plan
At the Special Meeting, the stockholders of the Company approved the Amended and Restated GRI Bio, Inc. 2018 Equity Incentive Plan (formerly the Vallon Pharmaceuticals, Inc. 2018 Equity Incentive Plan) (the “A&R 2018 Plan”). The A&R 2018 Plan had previously been approved by the Company’s board of directors, subject to stockholder approval. The A&R 2018 Plan became effective on April 21, 2023, with the stockholders approving the amendment to the A&R 2018 Plan (i) to increase the aggregate number of shares by 1,520,151 shares to 1,950,000 shares of Company Common Stock for issuance as awards under the A&R 2018 Plan, (ii) to increase the aggregate maximum number of shares of Company Common Stock that may be issued pursuant to the exercise of incentive stock options under the A&R 2018 Plan to 24,000,000 shares, (iii) to extend the term of the A&R 2018 Plan through January 1, 2033, (iv) to prohibit any action that would be treated as a “repricing” of an award without further approval by the stockholders of Company, and (v) to revise the limits on awards to non-employee directors as follows: the aggregate grant date fair value of shares granted to any non-employee director under the 2018 Plan and any other cash compensation paid to any non-employee director in any calendar year may not exceed $0.75 million; increased to $1.0 million in the year in which such non-employee director initially joins the board of directors.
For a description of the A&R 2018 Plan, please refer to “Proposal No. 4: Approval of Amended and Restated 2018 Equity Incentive Plan to, among other things, increase the aggregate number of shares of Company Common Stock available for issuance thereunder to 6,500,000” in the proxy statement/prospectus/information statement making up part of the Registration Statement, which information is incorporated herein by reference. The description of the A&R 2018 Plan is subject to and qualified in its entirety by reference to the A&R 2018 Plan, which is attached as Exhibit 10.8 hereto and incorporated herein by reference.
Item 5.03 Articles of Incorporation or Bylaws; Change in Fiscal Year.
To the extent required by this Item 5.03, the information contained in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events.
Securities Purchase Agreement (Bridge Financing) and Securities Purchase Agreement (Equity Financing)
As previously disclosed, in connection with signing the Merger Agreement, GRI entered into a Securities Purchase Agreement, dated as of December 13, 2022 (the “Bridge SPA”) with Altium Growth Fund, LP (the “Investor”), pursuant to which, among other things, the Investor purchased, and GRI issued, senior secured notes (the “Bridge Notes”) in the aggregate principal amount of up to approximately $3.3 million, in exchange for an aggregate purchase price of up to approximately $2.5 million. In addition, GRI issued the Investor warrants to purchase an aggregate of 2,504,980 shares of GRI Common Stock (the “Bridge Warrants”). As a result of the Merger, at the Effective Time, the Bridge Warrants were exchanged for the Exchange Warrants to purchase an aggregate of 421,589 shares of Company Common Stock. The Exchange Warrants contain substantively similar terms to the Bridge Warrants, and have an initial exercise price equal to $14.73 per share. The exercise price of the Exchange Warrants is subject to adjustment for splits and similar recapitalization events.
In addition to the Bridge SPA, in connection with signing the Merger Agreement, the Company, GRI and the Investor entered into a Securities Purchase Agreement, dated as of December 13, 2022 (the “Equity SPA”). Pursuant to the Equity SPA, immediately prior to the Closing, GRI issued 6,787,219 shares of GRI Common Stock (the “Initial Shares”) to the Investor and 27,148,877 shares of GRI Common Stock (the “Additional Shares”) into escrow with an escrow agent. At the closing, pursuant to the Merger, the Initial Shares converted into an aggregate of 253,842 shares of Company Common Stock and the Additional Shares converted into an aggregate of 1,015,368 shares of Company Common Stock. Subject to beneficial ownership limitations, some or all of the shares of Company

Common Stock issued in exchange for the Additional Shares and held in escrow shall be released to the Investor upon certain specified reset dates as described in the Equity SPA.
Pursuant to the Equity SPA, the Company expects to issue to the Investor on May 8, 2023 (i) Series A-1 Warrants to purchase 1,269,210 shares of Company Common Stock with an initial exercise price of $13.50 per share, (ii) Series A-2 Warrants to purchase 1,142,289 shares of Company Common Stock with an initial exercise price of $14.73 per share, and (iii) Series T Warrants to purchase at an exercise price of $12.28 per share (x) 814,467 shares of Company Common Stock and (y) upon exercise of the Series T Warrants, an additional amount of Series A-1 Warrants and Series A-2 Warrants, each to purchase 814,467 shares of Company Common Stock (collectively, the “Equity Warrants”).
The foregoing description of the Bridge SPA, Equity SPA, Bridge Warrant, Equity Warrant and Exchange Warrant does not purport to be complete and is qualified in its entirety by reference to the Bridge SPA, Equity SPA, form of Bridge Warrant, form of Equity Warrant and form of Exchange Warrant that were filed as Exhibits 10.4, 10.5, 4.1, 4.2 and 4.3, respectively, to the Company’s Current Report on 8-K filed with the SEC on December 13, 2022 and are incorporated herein by reference.
On April 21, 2023, the Company issued a press release. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses or funds acquired.
The Company intends to file the financial statements of GRI required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information.
The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits

Exhibit No.	Description
2.1Δ
Agreement and Plan of Merger, dated as of December 13, 2022, by and among Vallon Pharmaceuticals, Inc., GRI Bio, Inc., and Vallon Merger Sub, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on December 13, 2022).

2.2
Amendment to Agreement and Plan of Merger, dated as of February 17, 2023, by and among Vallon Pharmaceuticals, Inc., Vallon Merger Sub, Inc., and GRI Bio, Inc. (Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-4/A, filed with the SEC on February 24, 2023).

3.1*	Certificate of Incorporation of GRI Bio, Inc., as amended.
3.2*	Amended and Restated Bylaws.
4.1	Form of Bridge Warrant (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on December 13, 2022).
4.2	Form of Equity Warrant (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed with the SEC on December 13, 2022).
4.3	Form of Exchange Warrant (Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed with the SEC on December 13, 2022).
4.4*	Form of Ecoban Warrant.
4.5
Warrant to Purchase Stock issued to Oppel Greeff, dated as of July 7, 2022 (Incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-4, filed with the SEC on December 23, 2022).

4.6
Warrant to Purchase Stock issued to Oppel Greeff, dated as of November 4, 2020 (Incorporated by referenced to Exhibit 4.12 to the Registration Statement on S-4, filed with the SEC on December 23, 2022).

4.7
Warrant to Purchase Stock issued to Dinver LLC, dated as of November 4, 2020 (Incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-4, filed with the SEC on December 23, 2022).

4.8
Warrant to Purchase Stock issued to Eric Reiter, dated as of November 4, 2020 (Incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-4, filed with the SEC on December 23, 2022).

4.9
Warrant to Purchase Stock issued to FT618 Investments, LLC, dated as of November 9, 2020 (Incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-4, filed with the SEC on December 23, 2022).

4.10
Warrant to Purchase Stock issued to FT618 Investments, LLC, dated as of December 28, 2020 (Incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-4, filed with the SEC on December 23, 2022).

4.11	Form of Amendment to 2020 Warrant to Purchase Stock of GRI (Incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-4/A, filed with the SEC on January 27, 2023).
4.12	Form of Amendment to 2022 Warrant to Purchase Stock of GRI (Incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-4/A, filed with the SEC on January 27, 2023).
10.1*	Form of Indemnification Agreement.
10.2#
Employment Agreement, by and between GRI Bio, Inc. and Marc Hertz, Ph.D., dated as of February 20, 2023 (Incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-4/A, filed with the SEC on February 24, 2023).

10.3#
Employment Agreement, by and between GRI Bio, Inc. and Leanne M. Kelly, dated as of February 20, 2023 (Incorporated by reference to Exhibit 10.41 to the Registration Statement on Form S-4/A, filed with the SEC on February 24, 2023).

10.4#
Employment Agreement, by and between GRI Bio, Inc. and Vipin Kumar Chaturvedi dated as of February 20, 2023 (Incorporated by reference to Exhibit 10.42 to the Registration Statement on Form S-4/A, filed with the SEC on February 24, 2023).

10.5*#	Consulting Agreement, by and between GRI Bio, Inc. and Albert Agro, M.D., dated as of January 9, 2023.
10.6Δ
Securities Purchase Agreement, by and between GRI Bio, Inc. and the investor party thereto, dated December 13, 2022 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed with the SEC on December 13, 2022).

10.7Δ
Securities Purchase Agreement, by and among Vallon Pharmaceuticals, Inc., GRI Bio, Inc. and the investor party thereto, dated December 13, 2022 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, filed with the SEC on December 13, 2022).

10.8*	Amended and Restated GRI Bio, Inc. 2018 Equity Incentive Plan.
10.9*#	Separation Agreement, dated April 21, 2023, by and between GRI Bio, Inc. and David Baker.
16.1*	Letter from EisnerAmper LLP to the SEC, dated April 21, 2023.
99.1	Press Release issued by Vallon Pharmaceuticals, Inc., dated April 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.
# Indicates a management contract or any compensatory plan, contract or arrangement.
Δ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2023	Vallon Pharmaceuticals, Inc.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer